Exhibit 99.1

NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: W. Richard Wheeler

President and CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

Geospace Technologies Reports Fiscal Year 2014 Results and Conference Call Schedule

Houston, Texas – November 13, 2014 – Geospace Technologies (NASDAQ: GEOS) today announced that it will release fiscal year 2014 financial results on Thursday, November 20, 2014 after the market closes. In conjunction with the release, Geospace has scheduled a conference call for Friday, November 21, 2014 at 10:00 a.m. Eastern Time (9:00 a.m. Central).

What:	Geospace Technologies Fiscal Year 2014 Conference Call
When:	Friday, November 21, 2014 at 10:00 a.m. Eastern Time (9:00 a.m. Central)
How:	Live via phone – U.S. participants can dial toll free (866) 952-1906. International participants can dial (785) 424-1825.
Please reference the Geospace Technologies conference ID: GEOSQ414 prior to the start of the conference call.

For those who cannot listen to the live call, a replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of our website: www.geospace.com.

Geospace Technologies Corporation designs and manufactures instruments and equipment used by the oil and gas industry to acquire seismic data in order to locate, characterize and monitor hydrocarbon producing reservoirs. The company also designs and manufactures non-seismic products, including industrial products, offshore cables, thermal printing equipment and film.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, tensions in the Middle East and other factors disclosed under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.